                                 LICENSED AGREEMENT
                                      BETWEEN
                             AMERICAN MARITIME OFFICERS

                                        AND

                            MORAN TOWING OF PENNSYLVANIA
                        DIVISION OF MORAN TOWING CORPORATION

                            MAY 19 1996 - APRIL 30, 2001

                                  TABLE OF CONTENTS

                                                                            PAGE
     PREAMBLE                                                                  1

     Section 1  - SCOPE OF AGREEMENT                                           1
     Section 2  - RECOGNITION                                                  2
     Section 3  - EMPLOYMENT                                                   2
     Section 4  - UNION MEMBERSHIP                                             3
     Section 5  - SENIORITY                                                    3
     Section 6  - REJECTION OF EMPLOYEES                                       4
     Section 7  - DIRECTION                                                    5
     Section 8  - TIE-UP NOTICE                                                5
     Section 9  - VACANCIES, PROMOTIONS AND TRANSFERS                          5
     Section 10 - LEAVE OF ABSENCE                                             6
     Section 11 - MOST FAVORED CONTRACT                                        7
     Section 12 - MANNING SCALE                                                7
     Section 13 - CUSTOMARY DUTIES                                             7
     Section 14 - DEATH IN THE IMMEDIATE FAMILY                                8
     Section 15 - LOSS OF PERSONAL EFFECTS                                     8
     Section 16 - DUES CHECK-OFF                                               8
     Section 17 - HOLIDAYS                                                    10
     Section 18 - SAFETY AND SANITARY CONDITIONS                              11
     Section 19 - QUARTERS                                                    12
     Section 20 - GRIEVANCE AND ARBITRATION PROCEDURE                         12
     Section 21 - RESORT TO INTERNAL APPEALS PROCEDURE OF
                  AMERICAN MARITIME OFFICERS                                  13
     Section 22 - WAGES AND SUBSISTENCE                                       14
     Section 23 - MINIMUM RATES                                               14

                                                                            PAGE
     Section 24 - PLANNED REPAIRS                                             15
     Section 25 - TRAVEL AND TRAVEL TIME                                      15
     Section 26 - PLANT PREPARATION AND SECURING                              15
     Section 27 - MAINTENANCE WORK                                            15
     Section 28 - SAILING ORDERS                                              16
     Section 39 - ROTATION                                                    16
     Section 30 - SHORT-HANDED CREW                                           16
     Section 31 - PAYMENT OF WAGES                                            16
     Section 32 - PERMISSION TO LEAVE                                         16
     Section 33 - UNAUTHORIZED PERSONNEL                                      17
     Section 34 - NO DISCRIMINATION                                           17
     Section 35 - NO STRIKES OR LOCKOUTS                                      17
     Section 36 - PICKET LINES AND INDUSTRIAL DISPUTES                        17
     Section 37 - MAINTENANCE                                                 18
     Section 38 - INDEMNIFICATION                                             18
     Section 39 - VESSELS, SALES AND TRANSFERS                                18
     Section 40 - SENIORITY LISTS                                             19
     Section 41 - AGREEMENT MODIFICATION                                      19
     Section 42 - LEGAL APPLICATIONS                                          20
     Section 43 - NEW EQUIPMENT-MANNING SCALE                                 20
     Section 44 - WITNESS FOR COMPANY                                         20
     Section 45 - ENGINEER/MACHINIST                                          21
     Section 46 - MANNING                                                     23
     Section 47 - TOTALITY OF AGREEMENT                                       23
     Section 48 - RTM CENTER FOR ADVANCED MARITIME
                  OFFICERS TRAINING                                           23
     Section 49 - BENEFITS & CONTRIBUTIONS                                    24

     NOTIFICATION AND SIGNATORY PAGE                                          25

                                 LICENSED AGREEMENT
                                      BETWEEN
                             AMERICAN MARITIME OFFICERS
                                        AND
                            MORAN TOWING OF PENNSYLVANIA
                        DIVISION OF MORAN TOWING CORPORATION




                                      PREAMBLE

This Agreement, entered into the 24th day of June, 1996, effective as of the first day of May, 1996, by and between American Maritime Officers (hereinafter referred to as the "Union") and Moran Towing of Pennsylvania, Division of Moran Towing Corporation (hereinafter referred to as the "Company and/or Operator"), shall remain in effect until midnight of the 30th day of April, 2001. Thereafter, it shall continue in effect from one year, and so on, from one year to the next, unless either party shall give the other party written notice, sixty (60) days prior to the expiration of any term of its intention to modify or terminate this Agreement.


SECTION 1 - SCOPE OF AGREEMENT:

This Agreement applies to all licensed Engineers employed aboard the tugboats operated by the Company and also one Engineer/Machinist employed ashore.

SECTION 2 - RECOGNITION:

     The Company agrees to recognize the Union as the sole bargaining agent for all Engineers as defined in Section 1 of this Agreement in the Port of Philadelphia (hereinafter referred to as "employees"), on boats owned, operated or chartered on a bareboat basis by the Company, when the crew onboard such boats are employees of and on the payroll of the Company. This recognition shall not apply to bare boat charters to other operators, nor to crews of vessels of subsidiary or affiliated companies.

SECTION 3 - EMPLOYMENT:

     The Union agrees to furnish the Company with capable, qualified competent and physically fit substance free persons when and where they are required to fill vacancies necessitating the employment of personnel covered hereunder, in ample time to prevent any delay in the scheduled departure of any vessel covered by this Agreement. The minimum qualification for hiring as, or promotion to Engineers, will be the possession of a valid license as Chief Engineer 4,000 HP or greater. Engineers currently on the seniority list will secure a Chief Engineer 4,000 HP license or greater, during the term of this agreement as soon as sufficient sea time is accumulated and recognized by the U. S. Coast Guard.

     To assure maximum harmonious relations, and in order to obtain the best qualified employees with the least risk of a delay in the schedule departure of any vessel covered by this Agreement, the Company agrees to secure all its personnel through the hiring halls of the Union. If for any reason, the Union does not furnish the Company with capable, qualified competent and physically fit persons, when and where they are required to fill such vacancies, in ample time to prevent any delay in the scheduled departure of any vessel covered by this Agreement, the Company may obtain employees from any available source, in which case the Union shall be notified.

SECTION 4 - UNION MEMBERSHIP:

          A. Subject to the provisions of the Labor-Management Relations Act, 1947, as amended, it shall be a condition of employment that all employees of the Company covered by this Agreement, who are members of the Union in good standing on the date of execution of this Agreement, or the effective date of execution of this Agreement, or the effective date thereof whichever is later, shall continue to remain members thereof in good standing throughout the entire term of this Agreement, and those employees who are not members of the Union on the date of execution of this Agreement or the effective date thereof shall, on the 30th day following the date of execution of this Agreement, or the effective date thereof, whichever is later, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement hired on or after its execution or effective date shall, on the 30th day following the beginning of such employment, become and remain members in good standing in the Union.

          B. Notwithstanding anything to the contrary therein, Paragraph A above shall not be applicable, if all or any part thereof shall be in conflict with applicable law; provided, however that if all or part of Paragraph A becomes permissible by virtue of a change in applicable law, whether by legislative or judicial action, the provision of Paragraph A held valid shall immediately apply.

SECTION 5 - SENIORITY:

          The Date of entering the service of an Operator in the capacity of steady Engineer shall govern Company seniority among licensed Engineers of that Operator. The seniority list shall be prepared by each operator immediately following the execution of this Agreement, which list shall be posted in the office of the Operator with a copy delivered to the Union. Within one month, following delivery to the Union, the Union may take objection to the list. In the absence of any such objection by the Union, the list shall be the official list of seniority standing and binding upon the parties. No licensed Engineers shall lose any seniority rights during service in the Armed Forces of the United States during time of national emergency, or by a suspension of license by the United States Local Inspectors. Layoffs and/or tie-ups shall be in the inverse order of seniority, provided that the Engineer with greater seniority is qualified to do the available work. Licensed Engineers who are laid off in the inverse order of seniority shall continue for a period of twelve (12) months to accumulate seniority with the Operator concerned. Licensed Engineers having such seniority shall be recalled to work in the inverse order of layoff provided that they are qualified to perform the work available. The operator shall, in writing, notify eligible Engineers that a job is available, and shall mail, registered mail, return-receipt requested, the notice to the engineer's last known address on the Operator's records. If the Engineer does not report for work within one week from the date of notice, his re- employment rights shall cease. The Operator shall be under no obligation to recall to work Engineers who have been laid off for more than twelve (12) months. Periods during which the Union is engaged in a legal strike shall not be included in the combination of such twelve (12) months. In the event that an Engineer is laid off for a period of twelve months or less, or is on a bona fide leave of absence which must be for an agreed definite period, his seniority shall continue uninterrupted through such period. The Company agrees to make its best effort to utilize employees of the Company prior to chartering equipment from other sources.

SECTION 6 - REJECTION OF EMPLOYEES:

     A. The Union agrees that the Company has the right to reject any applicant for employment, who the Company considers unsatisfactory or unsuitable for the position, or to discharge any employee, who, in the opinion of the Company is not satisfactory. If the Union considers the rejection of any applicant for employment or the discharge of any employee as being without reasonable cause, such action by the Company shall be dealt with under the grievance procedure as provided herein, and the Union agrees that any such rejection or discharge shall not cause any vessel to be delayed on her scheduled departure.
     B. If an applicant, referred by the Union, is rejected or any employee is discharged or demoted for medical reasons, the Union may challenge the decision of the Company physician. The applicant, or employee shall then be re-examined by a physician selected by the Union. In the event that the two physicians do not agree, a third physician shall reexamine and his opinion shall be final and binding.

SECTION 7 - DIRECTION:

     Licensed Engineers shall be under the direction and subject to the orders only of such person or persons as the Operators may designate or appoint.

SECTION 8 - TIE-UP NOTICE:

     In the event of a temporary tie-up of a boat, the Operators shall give permanent licensed Engineers four (4) hours notice of such tie-up and its expected duration.

SECTION 9 - VACANCIES, PROMOTIONS AND TRANSFERS:

     When vacancies occur promotions and transfers of Engineers shall be made in accordance with seniority. A vacancy shall be deemed to have occurred when a permanently assigned Engineer either dies, quits, is discharged for cause, or a new permanent Engineer's job is created.
     The Operator agrees to post such vacancy within thirty (30) days of occurrence. The vacancy shall remain posted for a two week period during which time the Engineers holding seniority with the Operator, may bid in writing for such vacancy. The period of posting may be increased or decreased by mutual agreement between the Union and the Operator.

     At the end of the bidding period, the Operator shall assign the vacancy to the Engineer, who holds the most seniority and has bid for the job, provided he is capable and qualified to hold the new position. Promotions, Transfers and new assignments shall be made at the beginning of the week.

     Any dispute regarding promotions and/or transfers shall be resolved by submitting said dispute to an arbitrator to be selected by mutual agreement of the Operator and the Union. In the event such mutual agreement cannot be reached the dispute shall be submitted to the American Arbitration Association for selection of an Arbitrator in accordance with their procedures. The decision of the Arbitrator shall be binding upon the parties hereto.

SECTION 10 - LEAVE OF ABSENCE:

     It is agreed that the Operator, with the approval of the Union, may grant leave of absence for illness or accident, whether occupational or non-occupational, death in the immediate family, attendance at schools, promotion to a supervisory capacity, position with the Union, or for any reason agreed upon between the operator and the Union, without loss of seniority or position on the roster. Any such leave of absence shall be in writing and may be granted for a period of three (3) months, and is subject to renewal or extension by agreement in writing between the Operator and the Union. Leave of absence for position with the Union shall be coextensive with the duration of his Union position. Any leave of absence granted in accordance with this Section shall not deprive an Engineer of any promotion to which he would have been entitled otherwise.

SECTION 11 - MOST FAVORED CONTRACT:

     In the event that during the life of this Agreement or any extension or renewal hereof, any contract is entered into by the Union with any employer in the industry operating in the Delaware River, Delaware Bay, or their tributaries wherein the scale of wages is less than the wages specified herein, or the hours or working conditions or other terms are more favorable to such other employer than the terms of this Agreement then the scale of wages, hours and working conditions or other terms contained herein shall, at the option of the Company become immediately and automatically modified to conform to such other contract, in whole or in part, and in the event that any contract with any Employer entered into by the Union is altered or modified, then the Company may elect to modify this Agreement, in whole or in part, in accordance therewith, provided that this Paragraph shall have no application whatsoever to contracts entered into between the Union and an Employer, who is engaged exclusively in the oil towing industry.

SECTION 12 - MANNING SCALE:

     Vessels shall be manned by at least one licensed Engineer. The company may increase the manning, at its discretion, based upon the operations or as required by Governmental regulation, but in no event except as stated in Section 30 shall any tug have less than a four man crew at any time. The parties agreed to discuss manning levels on newly constructed or converted equipment.

SECTION 13 - CUSTOMARY DUTIES:

     Crew members of all departments shall perform the necessary and customary duties of that department, and each crew member shall additionally assist in duties not customarily associated with his particular rating when so directed by the Company or a designated representative of the Company or by the Master as may be required in order to fulfill the assigned duties and tasks of the vessels aboard which such crew member is serving. It was specifically agreed that all crew members, including the Engineer will work together to handle lines aboard the tug, assist in various engine room duties including changing of oil filters and any other work required so that the tug could perform its assigned task.

SECTION 14 - DEATH IN THE IMMEDIATE FAMILY:

          In the event of death in the immediate family, an employee covered by this Agreement shall receive two days off with pay. Death in the immediate family shall be limited to the death of father, mother, spouse, child, brother or sister.
          No payment will be made under this section if an employee chooses to work on the bereavement days.

SECTION 15 - LOSS-OF PERSONAL EFFECTS:

     If personal effects of any Engineer through no fault of his own become totally lost or partially damaged because of fire on, or sinking of a vessel, he shall be paid his actual loss by the Operator up to, but not to exceed the sum of $250.00 in full compensation for such loss.

SECTION 16 - DUES CHECK-OFF:

     The Union, an unincorporated association consisting of employees of the Company and other employers, and the Company, to facilitate and implement the desire of employees of the Company to maintain their Union, their unincorporated association organization, and to assist such employees to comply with their monetary obligations to their Union, agree to the establishment and maintenance of a voluntary check off procedure for the employees covered by this Agreement. The Union and the Company further acknowledge that such check-off hereafter fully set forth, is in accordance with the authority and direction of exclusive federal law and decisions of the N.L.R.B. regulating labor management relations such as the relationship which is the subject of this Agreement between the parties. In accordance with the provisions of Section 302 (c) (4) of the Federal Labor Management Relations Act, as amended, the Company agrees that upon receipt of a voluntary written authorization executed by employees covered by this Agreement, it will deduct the employees' regular initiation fees and regular dues from non-supervisory compensation, including payments for or made during time off periods, if any, in the amounts and at the times hereafter set forth in the written authorization and timely remit such amounts to the Union. The Company agrees to hold all sums deducted in trust for the Union.

                              CHECK OFF AUTHORIZATION
                             AMERICAN MARITIME OFFICERS

     "The undersigned employee, a member of the American Maritime Officers (the "Union"), or desiring to become a member of the Union, hereby direct you, my employer, effective from this date, to deduct from my compensation, including payments for or made during time-off periods, if any, a sum equal to the regular initiation fees and regular membership dues of such Union. Such sum may be deducted in installment payments, as may be directed by the Union. The monies so deducted shall be remitted by you to the Union monthly, within 10 days after the end of each month. All monies deducted by you pursuant to this authorization shall be held in trust. Written notification by the Union to you of the amount if such regular initiation fees and membership dues, and/or the amounts owed by the undersigned for the same, shall be conclusive authority for you for such deduction."

     "I submit this authorization and assignment with the understanding that it will be effective irrevocably for a period of one year from this date, or up to the termination date of the current Collective Bargaining Agreement between the Company and the Union, whichever occurs sooner.

     "This authorization and assignment shall continue in full force and effect for yearly periods beyond the irrevocable period set forth above and each subsequent yearly period shall be similarly irrevocable unless revoked by me within 15 days after any irrevocable period. Such revocation shall be effected by individual written notice by registered mail or certified mail to both you, as the employer, and the Union, within such 15-day period. "
     "This authorization and assignment is made and executed in accordance with the authority and directions of Section 302(c) (4) of the Labor Management Relations Act, as amended, and applicable law."

     NAME: (Print)_______________________________ DATE OF HIRE: ______________

     ADDRESS: _________________________________   COMPANY: ___________________

     ___________________________________________  S.S. NO: ___________________

     CITY_________________STATE______ZIP______    BOOK NO: ___________________

     SIGNATURE: _______________________________   DATE: ______________________

SECTION 17 - HOLIDAYS:

The following days if worked, shall be designated as holidays, and as such, all employees who work these days shall receive as a bonus an amount equal to a day wages in addition to the regular daily rate:

     1 - Christmas Day                       5- Good Friday
     2 - New Years Day                       6 -Independence Day
     3 - Lincoln's Birthday (Feb. 12)        7 - Columbus Day (October 12)
     4 - Washington's Birthday (Feb. 22)     8 - Labor Day

SECTION 18 - SAFETY AND SANITARY CONDITIONS:

      The Union and Company agree to cooperate at all times in protecting the safety of Engineers and to form a Safety Committee with an equal number of representatives on each side to discuss and resolve grievances involving safety.

      Engineers shall supply their own sheets, pillow cases and towel. The Company shall supply Engineers with clean blankets and soaps. Clean blankets shall be furnished once a tour, provided that the Company shall have no obligation in this connection unless soiled blankets previously issued are returned.

      Engineers shall not be allowed to transfer from tug to tug in midstream south of the mouth of the Schuylkill River. North of the mouth of the Schuylkill River, transfer of Engineers from tug to tug midstream shall be at the discretion of the Master.

      Each tug, on an out-of-harbor operation, shall be equipped with an inflatable life raft and suitable grab rails for deck duty. Out of harbor tugs, when engaged in towing barges carrying poisonous volatile chemicals shall not carry less than one (1) gas mask for each crew member. No tug not so equipped shall be sent out-of-harbor. Engineers required to enter tanks (i.e. ballast, fuel) shall be provided quality Tyvek overalls.

      The Company agrees to provide back supports to all Engineers. The Union agrees that Engineers shall use back supports while performing strenuous duties. New back supports will be provided to Engineers when previously issued supports are returned.

      The Company agrees to meet with the Union within 60 days of the effective date of this agreement to discuss remedies of vessels electrical limitations.

SECTION 19 -QUARTERS:

     Operators shall be required to keep the living quarters heated and screened and free from vermin at all times, and living quarters shall be fumigated, when required. Union agrees that its members shall cooperate at all times in keeping living quarters sanitary.

SECTION 20- GRIEVANCE AND ARBITRATION PROCEDURE:

     Except as may be otherwise provided in this Agreement, All complaints, disputes or grievances arising between the parties hereto relating to or in connection with or involving questions or interpretation or application of any clause of this Agreement, or any acts, conduct or relations between the parties, directly or indirectly, shall be processed pursuant to this Article. Except as otherwise provided, the Union and the Company agree that there shall be no strike or lockout or work stoppage during the term of the Agreement.

     In the event that any controversy or dispute arises concerning the interpretation or application of, or compliance with the provisions of this Agreement, the Employer and the Union shall make every reasonable effort to settle the dispute informally within seven (7) business days of being notified of the existence of the complaint. A party shall have five (5) business days after learning of the dispute to initiate the seven (7) day period of informal discussions. All disputes must be submitted to the Union by the affected employee within five (5) business days from the latter of the date the employee leaves the vessel or the day in which the employee has a reasonable opportunity to learn of the existence of the dispute.

     In the event the dispute remains unsettled after the seven (7) day period, the complainant may file a formal written grievance. The grievance must be presented to the party against whom the complaint has been filed within seventy-two (72) hours of the expiration of the seven (7) day period. The party against whom the complaint has been filed shall have seventy-two (72) hours to provide its answer to the grievance. If no answer is filed within the stated time it will be treated as a denial of the grievance.

         If the parties are unable to settle the dispute within thirty (30) days after the answer, the grieving party may invoke arbitration by notifying the other party in writing of its desire to submit the matter to binding arbitration. The party invoking arbitration shall simultaneously file a copy of the notice with the American Arbitration Association. All matters pertaining to the arbitration hearing and the selection of an arbitrator will be subject to the Rules of the American Arbitration

Association. Cost incurred by the arbitrator shall be borne by the party ruled against. All time limits imposed by this Article can be extended by mutual agreement.

         It is understood that the sole function of the arbitrator is to interpret the express provisions of this Agreement and to apply them to the facts of the grievance. The arbitrator shall have no power to change, amend, modify, and to, subtract from, or otherwise alter this Agreement.
         This Article shall be a complete and bona fide defense to any action or proceeding instituted contrary to the terms hereof.

SECTION 21 - RESORT TO INTERNAL APPEALS PROCEDURE OF AMERICAN
           MARITIME OFFICERS:

             The parties recognize that in situations when the Union decides that a grievance arising under this Agreement will not be processed through the grievance procedure or to arbitration, the individual grievant or grievants involved have certain internal appeal rights within American Maritime Officers. Whenever such Internal Appeal Procedures are timely initiated, with respect to any such grievance arising under this contract, then the grievance and arbitration procedure time limits contracted herein will be suspended until such time as the Internal Appeals Procedure is exhausted concerning the question of whether the contractual grievance(s) the subject of the Internal Appeals Procedure will be pursued through the remaining steps of the grievance procedure and arbitrated.

SECTION   22 - WAGES AND SUBSISTENCE:

     A. Throughout the effective period of this Agreement, Engineers working aboard the boats shall be paid the following wage scale, where applicable. The following shall represent the day wage rates.


                                        WAGES

                         5/l/96    5/l/97    5/l/98    5/l/99    5/l/2000
                         ------    ------    ------    ------    --------
Chief Engineers -        $ 181.80  $ 187.25  $ 192.87  $ 199.62  $206.61

                         5/l/96    5/l/97    5/l/98    5/l/99    5/l/2000
                         ------    ------    ------    ------    --------
Assistant Engineers -    $ 154.49  $ 159.12  $ 163.90  $ 169.63  $175.57
-------------------

     B. In addition to the wage rates described herein, Engineers shall be paid subsistence for each day worked. The following shall represent the subsistence rate:



               5/l/96    5/l/97    5/l/98    5/l/99    5/l/2000
               ------    ------    ------    ------    --------
Subsistence    $ 10.00   $ 10.00   $ 10.50   $ 11.00   $ 11.50
-----------

SECTION 23 - MINIMUM RATES:

     Engineers called for duty on any day shall be paid the day rate as set forth in Section 22.


SECTION 24 - PLANNED REPAIRS:

     If the Company requires crew members to work on vessels under repairs, the Company shall reimburse the crew members for their reasonable and authorized travel and lodging expenses.

SECTION 25 - TRAVEL AND TRAVEL TIME:

     All Engineers covered by this Agreement shall normally start and stop work only at the Operator's designated home pier. However, should the Operator choose to tie up or change crews at a safe place elsewhere, he shall supply safe transportation to and from the home pier. Engineers tying up or leaving the tug with the change of crew shall remain on boat time until the transportation supplied by the Employer arrives. No crew member shall be permitted to operate any vehicle providing transportation. On the authorized change of crew days, the man being relieved shall be paid one-half (1/2) a day's pay, and the man relieving shall be paid one half (1/2) a day's pay.

SECTION 26 - PLANT PREPARATION AND SECURING:
     Any Engineer, when so ordered and directed by the Operator, shall report before sailing time in order to prepare a diesel plant for operation.

SECTION 27 - MAINTENANCE WORK:
     Maintenance work such as painting, chipping or scrubbing shall be done when the Captain deems it safe and practical to do so. The cleaning of the pilot house, galley, sleeping quarters and engine room shall be done daily. Employees shall not be required to make fenders and boy mates or large stern fenders. Repairs shall not be considered to be maintenance work.

SECTION 28 - SAILING ORDERS:

     Orders for employees returning from scheduled days off shall be given between 6:00 p.m. and 8:00 p.m. on the day preceding their scheduled return to work. (Work day to commence at 12:01 AM)

SECTION 29 - ROTATION:

     During the period of this agreement employees will work a mutually agreed schedule. Such rotation shall be based on a (2) days on for (1) day off concept.

SECTION 30 - SHORT HANDED CREW:

     Should the Union be unable to provide a full complement it is agreed that the Company will be able to operate the vessel for up to twelve (12) hours.

SECTION 31 - PAYMENT OF WAGES:
     The pay period shall be on a biweekly basis. The pay period shall end on Sunday and wages and other monies due for that period shall be paid between 0900 and 1200 hours the following Friday, unless a holiday should occur on Friday of that week, in which event payment would be made between 1300 - 1700 hours on Thursday. No employee shall be paid except on the regular pay day following the completion of any services rendered, and no employee shall be permitted to draw advancements from the Company on account of his pay.

SECTION 32 - PERMISSION TO LEAVE:
    All crew members must remain aboard the tug or company property, unless permission to leave is given by the master.

SECTION 33 - UNAUTHORIZED PERSONNEL:

     No person other than crew members shall be permitted aboard tugs at any time without the permission of the Operator's Office.



SECTION 34 - NO DISCRIMINATION:

     During the term of this Agreement, neither party shall discriminate against any employee or applicant for employment because of race, color, sex, age, religion, national origin, handicap, veterans status or Union membership. This non- discriminatory policy shall include, but not be limited to the following: employment, promotion, upgrading, transfer, layoff, demotion, termination, rates of pay, forms of compensation, recruitment or recruitment advertising and selection for training.

SECTION 35 - NO STRIKES OR LOCKOUTS:

     There shall be no strike, lockout, or stoppage of work while the provisions of this Agreement are in effect.

SECTION 36 - PICKET LINES AND INDUSTRIAL DISPUTES:

     No employee covered by this Agreement shall be compelled to do work with strike breakers or cross any picket lines approved by the Union, where to do so would involve injury or threat to his person or would involve such employee's breach of his obligations as a Union member or where to do so would violate such employee's moral, ethical and trade union beliefs. Any action by an individual employee must be sanctioned by the Union.

     Further, an employee's refusal to do any of the aforesaid acts or an employee's exercise of the rights and immunities described in the first proviso to Section 8 (b) (4) of the National Labor Relations Act of 1947, as amended, shall not constitute a breach of this Agreement and shall not be cause for discipline or discharge. The insistence on the part of the Company that any of its employees, covered by this Agreement, go through a picket line after having elected not to, or any other breach by this Company's operations, notwithstanding any other provision of this Agreement. The Union agrees to notify the Company, whenever any of its members notify them they will exercise any rights under this Section or under law.

SECTION 37 - MAINTENANCE:

     When a employee is entitled to maintenance under Maritime Law, he shall be paid maintenance at the rate of seventeen dollars and fifty cents (17.50) per day for each day or part thereof. The payments shall be made regardless of whether the employee has or has not retained an attorney, filed a claim for damages, or taken any other steps to that end and, irrespective of any insurance arrangements in effect between the company and insurer.

SECTION 38 - INDEMNIFICATION:

     The Union shall protect and indemnify the Company in any cause of action based upon improper application by the Union of the employment provisions of this Agreement. The Company shall protect and indemnify the Union in any cause of action based upon improper application by the Company of the employment provisions of this Agreement.

SECTION 39 - VESSELS SALES AND TRANSFERS:

     Prior to any vessel contracted to the Union, being disposed of in any fashion, including, but not limited to sale, scrap, transfer, bareboat charter, etc., ninety (90) days notification in writing, if possible, must be sent to the Union's Philadelphia Office, 2604 South 4th Street, Philadelphia, PA 19148.

     The Union recognizes that the Company may not in all cases be able to provide the Union with ninety (90) days notice as provided above. However, when ninety (90) days notice is given, the Company shall call the Union's Office and confirm in writing as far in advance as possible and in no event any later than the date of sale, scrap, transfer, bareboat charter, etc.

     In addition, the Company must give the Union the name, address and telephone number of the purchaser and will attempt to assist the Union in meeting the buyer.

SECTION 40 - SENIORITY LISTS:

     Seniority Lists shall be provided to the Union immediately following the execution of the Agreement. Within ninety (90) days following delivery to the Union, the Union may take objection to the lists. In the absence of any such objection by the Union, the lists shall be the official lists of seniority standing and binding upon the parties. Such lists shall include the employee's name, job classification, vessel on which employed, date of hire, social security number, and current address and phone number.

SECTION 41 - AGREEMENT MODIFICATION:

     This Agreement constitutes the sole and exclusive Agreement between the parties hereto, and neither any representative of the Operator, nor any representative of the Union shall have any authority to construe, modify, or make any changes in the terms and conditions hereof. Any change or modification of the language of the Agreement and the terms and conditions hereof shall be the subject of an Addendum executed by both the duly authorized representatives of the Union and the

Operators, provided that nothing herein contained shall be construed as limiting the right of any Arbitrator under the Arbitration provisions hereof to interpret the Agreement.

SECTION 42 - LEGAL APPLICATION:

     A. If any provision or the enforcement or performance of any provisions of this Agreement is or at any time be contrary to law, then such provision shall not be applicable or enforced or performed, except to the extent permitted by law. If at any time thereafter such provision or its enforcement or performance shall no longer conflict with the law, then it shall be deemed restored in full force and effect, as if it had never been in conflict with the law.
     B. If any provisions of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to other persons or circumstances, shall not be affected thereby.
     C. If any provision of this Agreement is invalidated or the enforcement of any provision is enjoined by a Court of competent jurisdiction the parties shall meet for the purposes of agreeing upon a substitute provision.

SECTION 43 - NEW EQUIPMENT-MANNING SCALE:
     Minimum crew requirements shall be as set fourth in this agreement.

SECTION 44 - WITNESS FOR COMPANY:
     In the event an employee shall be a witness or otherwise appear for the Company, he shall be paid a day's pay plus contributions for every day so employed. This does not apply to an employee who has initiated litigation against the Company.

SECTION 45 - ENGINEER/MACHINIST:

                                       WAGES

                         5/1/96    5/1/97    5/1/98    5/1/99    5/1/2000
                         ------    ------    ------    ------    --------
Engineer Machinist
Hourly Rate -            $ 13.06   $ 13.45   $ 13.85   $ 14.34   $ 14.84
Holiday Rate -             13.55     13.95     14.37     14.87     15.39
Overtime Rate -            20.32     20.92     21.55     22.30     23.08


     A.   The regular hours of work shall be from (8: A.M. - 4:30 P.M.) eight
(8) hours per day and forty (40) hours per week, from Monday to Friday inclusive. All work performed in excess of forty (40) hours per week shall be compensated at the overtime rate. Each employee shall be notified at the time of his employment (or the date of execution of this Agreement, whichever is later) as to the starting time of his regular eight (8) hour shift. For any week where an employee refuses to work overtime, the regular forty (40) hour work week shall be considered waived.

     B. For work performed on Saturdays, Sundays and/or holidays such employees shall be paid the overtime rate.

     C. The following shall be observed as Holidays for eligible employees covered by this
     Agreement:

     1 - Christmas                           5 - Good Friday
     2 - New Years Day                       6 - Independence Day (July 4)
     3 - Lincoln's Birthday (Feb. 12)        7 - Columbus Day (October 12)
     4 - Washington's Birthday (Feb. 22)     8 - Labor Day

     When a holiday falls on a Saturday or Sunday it shall be celebrated on the following Monday. Regular employees who do not work on a holiday shall be paid eight (8) hours at the Holiday rate.

     When any employee covered by this Agreement is required to work on any of the specified holidays, he shall be paid eight (8) hours at the overtime rate.

     D. An employee required to go away from his home pier shall be paid traveling time at his applicable straight time rate before and after his regular shift, including regular meals. His time, at the straight time rate, shall be continuous until he arrives back at the dock at which he is employed.

     E. Seniority shall be based on an employee's length of service with the employer in this particular classification. The employees with the longest years of service shall be the first ones rehired and the last ones laid off.

     F. Each engineer/machinist covered by this Agreement shall be eligible for vacation benefits as follows:

     1. If hired between January 1 and March 31, the employee will, after completing 6 months of service, be eligible for a one week vacation benefit.
     2. In the following calendar year and up to 5 years of service the benefit is 2 weeks.
     3.   After six (6) years of service the benefit is three (3) weeks.

     4. All vacations must be used in the year earned. Other shall be no carryover of time permitted. In addition during the period of the time from June I through September 30 of any given calendar year the maximum number of consecutive vacation weeks which may be used is three.

SECTION 46 - MANNING:

          "During the term of this Agreement, should an employee covered under this Section sever his employment for any reason, the position vacated may be eliminated where the Company determines that the position is no longer required."

SECTION 47 - TOTALITY OF AGREEMENT:

     "The parties acknowledge that during negotiations which resulted in this Agreement each had the unlimited right and opportunity to make demands and proposals with respect to any subject matter not removed by law from the area of collective bargaining and that the understanding and agreements arrived at by the parties after the exercise of the right and opportunity are set forth herein. The employer shall not be obligated to continue any benefit or employee practice which it has given or engaged in prior to the execution of this Agreement unless specifically set forth in this Agreement."

SECTION 48 - RTM CENTER FOR ADVANCED- MARITIME OFFICERS TRAINING-

     The Union and the Company do hereby agree that they shall encourage all employees to upgrade their skills through attendance at the Raymond T. McKay Center for Advanced Maritime Officers Training. Any employee having at least six (6) months service with the Company desiring to attend the Raymond T. McKay Center for Advanced Maritime Officers Training shall be given a leave of absence and the Company agrees to pay transportation and lost wages up to ($2500.00) for up to four (4) Employees, per term of the Agreement, who upgrade their license, provided the Engineers are available for work with Moran for a minimum of one
(1) year thereafter. Such employees must receive prior approval from the Company.

 SECTION 49 - BENEFITS & CONTRIBUTIONS:

     A. - 1. The Company agrees to become and/or remain party to the various AMO Plans, Committees and other entities and make contributions thereto as provided for in the confidential "Contribution Letter" which is made part of this Agreement.

          2. The Company further agrees to execute all appropriate Agreements and Declarations of Trust within thirty (30) days of the execution of this Agreement.

          3 . The Parties agree that such Agreements and Declarations of Trust shall continue in effect for a period of one (1) year beyond the expiration of this Agreement.

     B. The Parties agree that the AMO Vacation Plan shall be the recipient Plan for contributions to the Vacation Plan, S&E, JEC and AMOS. The Vacation Plan shall retain for the Plan sufficient funds to pay taxes and administrative costs and allocate the balance to the other entities in accordance with Trustees approval. The Parties authorize the Allocation Committee consisting of Joseph B. Cecire and Jerome E. Joseph to adjust any and all contributions and to transfer funds from one Plan(s) or entity(ies) to another, provided that the Plan where the rates are decreased are not adversely affected and that the action of the Allocation Committee does not increase the total amount contributed by the Company.

     C. For computing Pension Benefits, wages are at the levels as in effect on January 1, 1991.

AUTHORIZED SIGNATURES

     This Agreement was executed by the parties hereto, whose duly authorized representatives' signatures appear below, this __19__ Day of May, 1996.



MORAN TOWING OF PENNSYLVANIA            AMERICAN MARITIME OFFICERS
DIVISION OF MORAN TOWING CORP.          2 WEST DIXIE HIGHWAY
2799 SOUTH DELAWARE AVENUE              DANIA, FLORIDA  33004
PHILADELPHIA, PA 19148



/S/ Edmond J. Moran, Jr.                /S/ Michael R. McKay
------------------------------------    ------------------------------------
EDMOND J. MORAN, JR                     MICHAEL R. MCKAY
PRESIDENT, MID-ATLANTIC CORPORATION     PRESIDENT



/S/ Walter Naef                         /S/ Robert W. McKay
------------------------------------    ---------------------------------
WALTER NAEF                             ROBERT W. MCKAY
DIVISION V.P. -GENE  MANAGER            SECRETARY-TREASURER


                                        /S/ Robert J. Kieler
                                        -----------------------------------
                                        ROBERT J. KIEFER
                                        EXECUTIVE BOARD